SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this "Security Agreement"), dated as of February [3], 2006, is executed by David Weiker, Sr., an individual (together with its successors and assigns, "Investor"), in favor of Robert Simpson ("Secured Party").

RECITALS

A.   Investor has executed an interest bearing secured promissory note, (as amended, modified or otherwise supplemented from time to time, (the "Note") in an aggregate principal amount of $450,000 in favor of Secured Party.

B.    In order to induce Secured Party to extend the credit evidenced by the Note, Investor has agreed to enter into this Security Agreement and to grant to Secured Party, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Investor hereby agrees with Secured Party as follows:

1.   Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

"Collateral" has the meaning given to that term in Section 2 hereof.

"Obligations" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Investor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Investor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"UCC" means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.   Grant of Security Interest. As security for the Obligations, Investor hereby pledges to Secured Party and grants to Secured Party a security interest of first priority in all right, title and interests of Investor in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the "Collateral").

3.   General Representations and Warranties. Investor represents and warrants to Secured Party that (a) Investor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Investor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Investor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Investor acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Investor and the only original books of account and records of Investor relating thereto are, and will continue to be, kept at address of the Investor set forth in Section 11 of this Security Agreement.

4.   Covenants Relating to Collateral. Investor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days' written notice to Secured Party, (i) not to change Investor's name or place of business (or, if Investor has more than one place of business, its chief executive office), or the office in which Investor's records relating to accounts receivable and payment intangibles are kept, (ii) not to change Investor's state of incorporation, (iii) not to keep Collateral consisting of chattel paper at any location other than its chief executive office set forth in item 1 of Schedule A hereto, and (iv) not to keep Collateral consisting of equipment or inventory at any location other than the locations set forth in item 4 of Schedule A hereto, (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to upon the request of Secured Party all originals of Collateral consisting of instruments; (g) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral; (h) if Secured Party gives value to enable Investor to acquire rights in or the use of any Collateral, to use such value for such purpose; (i) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; (j) not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; providedthat Investor may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, and (iii) non-exclusive licenses and similar arrangements for the use of the property of Investor; (k) if requested by Secured Party, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Secured Party indicating that such chattel paper is subject to the security interest granted hereby; (1) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Secured Party; (m) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act) and (n) to permit Secured Party and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Investor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Investor's affairs, finances and accounts with its directors, officers and independent public accountants.

5.   Authorized Action by Secured Party. Investor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Investor or any third party for failure so to do) any act which Investor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Investor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Investor relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Investor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Investor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6.   Litigation and Other Proceedings

(a)  Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of Investor or Secured Party to enforce any rights in the Collateral, including any license thereunder, in which event Investor shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement. If Secured Party elects not to bring suit to enforce any right under the Collateral, including any license thereunder, Investor agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

7. Default and Remedies.

(a)  Default. Investor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Note).

(b)  Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights and remedies provided for in the Note and the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Investor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate. Investor hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party's rights hereunder, Investor hereby grants to Secured Party an irrevocable, non- exclusive license, exercisable without royalty or other payment by Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Investor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c)  Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)    First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Secured Party;

(ii)   Second, to the payment to Secured Party of the amount then owing or unpaid to Secured Party (to be applied first to accrued interest and second to outstanding principal);

(iii)   Third, to the payment of other amounts then payable to Secured Party under any of the Transaction Documents; and

(iv)   Fourth, to the payment of the surplus, if any, to Investor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

8.   Miscellaneous.

(a)  Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Investor or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Secured Party:
Robert Simpson
1549 N. Leroy Street, Suite D-200
Fenton, MI 48430
	Telephone:	(810) 714-2938
Facsimile:

with a copy to:
Martin J. Waters
12235 El Camino Real
Suite 200
San Diego, CA 92130-3002
	Telephone:	858-350-2300
	Facsimile:	858-350-2399

Investor:
David Weiker, Sr.

Telephone:
Facsimile:

with a copy to:

Telephone:
Facsimile:

(b)  Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Investor. Upon such termination Secured Party hereby authorizes Investor to file any UCC termination statements necessary to effect such termination and Secured Party will, at Investor's expense, execute and deliver to Investor any additional documents or instruments as Investor shall reasonably request to evidence such termination.

(c)  Nonwaiver. No failure or delay on Secured Party 's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)  Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Investor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)  Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Investor and their respective successors and assigns; provided, however, that Investor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(f)  Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Investor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

(g)  Payments Free of Taxes, Etc. All payments made by Investor under the Transaction Documents shall be made by Investor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Investor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Investor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)  Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)  Expenses. Investor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(j)  Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Investor, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Investor or Secured Party.

(k)  Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Investor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(l)  Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(m)  Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of [Florida] without reference to conflicts of law rules (except to the extent governed by the UCC).

(n)  Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, Investor has caused this Security Agreement to be executed as of the day and year first above written.

/s/ David Weiker, Sr
DAVID WEIKER, SR.

AGREED:

ROBERT SIMPSON,
as Secured Party

By:	/s/ Robert C. Simpson
Name:	Robert C. Simpson
Title:	President - COO

[Signature page to Security Agreement]

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Investor in and to the following property:

(i)    Ten million (10,000,000) shares of Class C Preferred Stock par value .001 per share of Zann Corp. having a purchase price and initial value of $500,000; and

(ii)   Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

SCHEDULE A
TO SECURITY AGREEMENT

INVESTOR PROFILE

1.	Name. The legal name of Investor is:

David Weiker, Sr.

2.	Place of Business. Investor has the following places of business:

Address	Owner of Location	Brief Description of Assets and Value

3.    Existing Security Interests. The Collateral is subject to the following security interest of Persons other than the Secured Party:

Assets	Name of Secured Party

4.    Tax Assessments. The following tax assessments to which investor or any of his assets or property are subject are currently outstanding and unpaid:

Assessing Authority	Amount and Description

5.    Guaranties. Investor has directly or indirectly guaranteed the following obligations of third parties:

Amount	Investor

6.    Securities; Instruments. The following is a complete list of all stocks, bonds, debentures, Note and other securities and investment property owned by Investor (provide name of issuer, whether certificated or uncertificated, certificate no. (if applicable), number of shares):

7.    Bank Accounts; Securities Accounts: The following is a complete list of all bank accounts and securities accounts maintained by Investor (provide name and address of depository bank (or brokerage firm), type of account and account number):